Exhibit (j)(i)(j) under Form N-1A
                                                 Exhibit 23 under Form N-1A

            Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 18, 2002, on Trust for U.S. Treasury Obligations (one of the portfolios constituting the Money Market Obligations Trust) in the Post-Effective Amendment Number 58 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust.

                                                       ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 2002